FIRST AMENDMENT TO
                               ------------------
                              EMPLOYMENT AGREEMENT
                              --------------------

     Amendment (this "Amendment") to the employment agreement (the "Employment Agreement") made February 27, 2003 and effective as of November 1, 2001, between Time Warner Inc., formerly known as AOL Time Warner Inc. (the "Company") and Wayne H. Pace (the "Executive" or "you"). This Amendment is made as of April 28, 2005 and is effective as of April 28, 2005.

     The parties intending to be legally bound hereby agree as follows:

     1. Section 1 of the Employment Agreement is amended to reflect that the Term Date is changed from December 31, 2005 to December 31, 2007.

     2. Section 4.1 of the Employment Agreement is amended by deleting the second sentence thereof and replacing it with the following:

     "Termination by the Company for `cause' shall mean termination because of your (a) conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised),
     (b) willful failure or refusal without proper cause to perform your duties with the Company, including your obligations under this Agreement (other than any such failure resulting from your incapacity due to physical or mental impairment), (c) fraud, misappropriation, embezzlement or reckless or willful destruction of Company property, (d) a material and willful breach of any statutory or common law duty of loyalty to the Company; (e) intentional and improper conduct materially prejudicial and detrimental to the business of the Company or any of its affiliates, or (f) a willful and material breach of any of the covenants provided for in Section 9 hereof. For purposes of the foregoing, no act, or failure to act, on your part shall be deemed "willful" or "intentional" unless done, or omitted to be done, by you without reasonable belief that your action or omission was in the best interests of the Company."

     3. (a) Section 4.2 of the Employment Agreement is amended by deleting the second sentence of the first paragraph of Section 4.2, and replacing it with the following:

     "A material breach by the Company shall include, but not be limited to, (i) the Company violating Section 2 of this Agreement with respect to your title, reporting lines, duties or place of employment, (ii) the Company violating any provision of Section 3 of this Agreement, or (iii) the Company failing to cause any successor to all or substantially all of the business and assets of the Company expressly to assume the obligations of the Company under this Agreement."


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Wayne H. Pace

     (b) Section 4.2.2 of the Employment Agreement is amended by deleting the first sentence there of and replacing it with the following:

     "After the effective date of a termination without cause, you shall remain an employee of the Company for a period ending on the date (the `Severance Term Date') which is the Advisory Period Term Date and during such period you shall be entitled to receive, whether or not you become disabled during such period but subject to Section 6, (a) for the period ending on the Term Date, (x) Base Salary at an annual rate equal to your Base Salary in effect immediately prior to the notice of termination, and (y) an annual Bonus in respect of each calendar year or portion thereof (in which case a pro rata portion of such Bonus will be payable) during such period equal to your Average Annual Bonus; and (b) for the period from the Term Date through the Advisory Period Term Date, Advisory Services compensation equal to $1,000,000 per annum."

     (c) Section 4.2.2 of the Employment Agreement is amended by deleting the phrase "the later of (x) July 1, 2003, or (y)" in the second sentence thereof.

     4. Section 4.3 of the Employment Agreement is deleted and replaced with the following:

          "4.3 Intentionally deleted."



     5. Section 4.7 of the Employment Agreement is amended to read in its entirety as follows:

          "4.7 Payments. So long as you remain on the payroll of the Company or any subsidiary of the Company, payments of Base Salary, Bonus and Advisory Services compensation required to be made after a termination without cause shall be made at the same times as similar payments are made to other senior executives of the Company.

     6. Section 5.1 of the Employment Agreement is amended by deleting the second sentence thereof and replacing it with the following:

          "If you have not resumed your usual duties on or prior to the Disability Date, the Company shall pay you a pro rata Bonus (based on your Average Annual Bonus) for the year in which the Disability Date occurs, and thereafter shall pay you disability benefits for the period ending on the Advisory Period Term Date (the "Disability Period"), in an annual amount equal to (a) for the period commencing on the Disability Date and ending on the Term Date, 75% of the sum of (x) your Base Salary at the time you become disabled plus (y) your Average Annual Bonus; and (b) for the period from the Term Date through the Advisory Period Term Date, $750,000 per annum."


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Wayne H. Pace

     7. Section 5.2 of the Employment Agreement is amended by deleting the second sentence thereof and replacing it with the following:

     "If the Company elects to restore you to full-time service, then this Agreement shall continue in full force and effect in all respects and the Term Date and the Advisory Period Term Date shall not be extended by virtue of the occurrence of the Disability Period."

     8. Section 9.2 of the Employment Agreement is amended by deleting the term "Term Date" in the first sentence thereof and replacing it with the term "Advisory Period Term Date."

     9. Section 11.1 of the Employment Agreement is amended to read in its entirety as follows:

          "11.1 If to the Company:

                Time Warner Inc.
                One Time Warner Center
                New York, New York 10019
                Attention:  Senior Vice President - Global
                Compensation and Benefits

                (with a copy, similar addressed
                 but Attention:  General Counsel)"

     10. A new Section 11A of the Employment Agreement is added to the Employment Agreement as follows:

     "11A. Advisory Services.
           -----------------

          11A.1 Unless the term of employment has previously been terminated pursuant to any provision of this Agreement, then following the Term Date, you shall remain on the payroll of the Company and become a part-time employee rendering Advisory Services to the Company as set forth in this
     Section 11A for the `Advisory Period,' which shall be for the period beginning on January 1, 2008 and ending on December 31, 2009 (the `Advisory Period Term Date').

          11A.2 During the Advisory Period, you shall provide services with respect to the business, affairs and management of the Company as may be reasonably requested by the Chief Executive Officer of the Company (the `Advisory Services'). You may, subject to the restrictions set forth in Sections 9.2, engage in


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Wayne H. Pace
     other full-time employment, and engage in such other ventures and perform such other services during the Advisory Period and your Advisory Services hereunder shall be required only at times and places reasonably consistent with such other employment, ventures or services.

          11A.3 During the Advisory Period, you shall not enter into the employ of, or render any services to, any person or entity in violation of the restrictions set forth in Section 9.2 of the Agreement.

          11A.4 In consideration of your agreement to furnish Advisory Services as set forth herein, you shall be paid compensation in the amount of $1,000,000 per annum. Compensation accruing to you during the Advisory Period shall be payable in accordance with the regular payment practices of the Company for such Advisory Services.

          11A.5 During the Advisory Period, the Company shall reimburse you for your reasonable out-of-pocket travel and expenses incurred in rendering Advisory Services according to Company's travel and expense reimbursement policy for its senior executives.

          11A.6 Notwithstanding anything to the contrary herein, in the event that you fail to provide Advisory Services as provided in Section 11A hereof, in addition to any other remedies that the Company may have, the Company shall have the right to cease, during the remainder of the Advisory Period, making compensation payments to you."

     12. A new Section 11B of the Employment Agreement is added to the Employment Agreement as follows:

          11B. Compliance With Section 409A of the Code. The Company and you acknowledge and agree that if postponing payment of any amounts due under the Agreement is necessary to comply with the requirements of
          Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") in order to avoid adverse tax consequences for you, and you agree to such postponement, payment of such amounts shall be postponed to comply with Section 409A of the Code. Any and all payments that are postponed under this section shall be paid to you in a lump sum at the earliest time that does not result in adverse tax consequences to you under section 409A of the Code.


     13. Section 12.3 is amended to read in its entirety as follows:

          "12.3 Entire Agreement. This Agreement, including Annexes A and B, sets forth the entire agreement and understanding of the parties relating
     to  the  subject   matter


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Wayne H. Pace
     of this Agreement and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties."

     14.  Sections  12.11,  12.12,  12.13,  12.14 and 12.15 are  redesignated as
Sections 12.12, 12.13, 12.14, 12.15 and 12.16 respectively.

     15. A new Section 12.11 is added to the Employment Agreement as follows:

          "12.11 Conflict of Interest. Attached hereto as Annex B and made a part of this Agreement is the Time Warner Corporate Standards of Business Conduct. You confirm that you have read, understand and will comply with the terms thereof and any reasonable amendments thereto. In addition, as a condition of your employment under this Agreement, you understand that you may be required periodically to confirm that you have read, understand and will comply with the Standards of Business Conduct as the same may be revised from time to time."

     16. Redesignated Section 12.16 is amended by adding the following terms:

         "Advisory Period - Section 11A.1
         Advisory Period Term Date - Section 11A.1
         Advisory Services - Section 11A.2

     17. Annex B attached to this Amendment is incorporated by this reference into the Employment Agreement as Annex B.

     18. The Employment Agreement, as amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

                                TIME WARNER INC.


                                            By:    /s/ Richard D. Parsons
                                               ---------------------------------
                                               Name:  Richard D. Parsons
                                               Title: Chairman and Chief
                                                        Executive Officer

Agreed and Accepted:

WAYNE H. PACE

   /s/ Wayne H. Pace
--------------------------


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Wayne H. Pace

                                                                         ANNEX B



            TIME WARNER INC. CORPORATE STANDARDS OF BUSINESS CONDUCT
            --------------------------------------------------------

                     [omitted, posted on www.timewarner.com]


































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